UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: August 15, 2023
(Date of earliest event reported)
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RING ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 15, 2023, Ring Energy, Inc. (the “Company”), as buyer, and Founders Oil & Gas IV, LLC (the “Founders”), as seller, consummated the transactions contemplated in the Asset Purchase Agreement dated July 10, 2023 by and between the Company and Founders (the “Purchase Agreement”) that was previously reported on Form 8-K filed on July 14, 2023 with the Securities and Exchange Commission (“SEC”).

At the closing of the Purchase Agreement, among other things, the Company acquired (the “Founders Acquisition”) interests in oil and gas leases and related property of Founders located in Ector County and Crane County, Texas for a purchase price (the “Purchase Price”) of (i) a cash deposit of $7.5 million paid on July 11, 2023, (ii) approximately $42.5 million in cash, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Company and Founders paid at closing, and (iii) a deferred cash payment of $15.0 million due on or about December 15, 2023.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 15, 2023, pursuant to the closing of the Purchase Agreement, among other things, the Company completed the Founders Acquisition for aggregate cash consideration of approximately $65.0 million, net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Company and Founders, as described above.

Item 7.01 Regulation FD Disclosure.

On August 16, 2023, the Company issued a press release announcing the consummation of the transactions contemplated in the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this Item 9.01 and Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(b) Pro forma financial information.

The pro forma financial information required by this Item 9.01 and Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the SEC no later than 71 calendar days after the date this Form 8-K is required to be filed with the SEC.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

2.1*
Asset Purchase Agreement dated July 10, 2023, by and between Ring Energy, Inc. and Founders Oil & Gas IV, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on July 14, 2023).

99.1	Press Release dated August 16, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, annexes or exhibits were omitted pursuant to Item 601(a)(5) of Regulation S-K, but will be furnished supplementally to the SEC if requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	August 17, 2023	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer